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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)

Richard Prokosch
U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101
(651) 244-8677
(Name, address and telephone number of agent for service)

Cherokee International Corporation
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	95-4745032 (I.R.S. Employer Identification No.)
2841 Dow Avenue Tustin, California (Address of Principal Executive Offices)	92780 (Zip Code)

Units, Consisting of 5.25% Senior Notes due 2008 and Warrants to Purchase
Shares of Common Stock
12% Pay-In-Kind Senior Convertible Notes due 2008
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15.    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  A copy of each Indenture referred to in Item 4. Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

  7.
  Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Registration Number 333-67188.

2

NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 17th day of October, 2002.

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ RICHARD H. PROKOSCH Richard H. Prokosch Vice President
By:	/s/ JULIE EDDINGTON Julie Eddington Assistant Vice President

3

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 17, 2002
U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ RICHARD H. PROKOSCH Richard H. Prokosch Vice President
By:	/s/ JULIE EDDINGTON Julie Eddington Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2002

($000's)

6/30/2002
Assets
Cash and Due From Depository Institutions	$7,701,764
Federal Reserve Stock	0
Securities	30,378,793
Federal Funds	894,653
Loans & Lease Financing Receivables	111,796,073
Fixed Assets	1,645,483
Intangible Assets	8,367,221
Other Assets	6,633,874

Total Assets	$167,417,861
Liabilities
Deposits	$109,744,434
Fed Funds	2,967,542
Treasury Demand Notes	0
Trading Liabilities	205,636
Other Borrowed Money	25,663,586
Acceptances	164,926
Subordinated Notes and Debentures	5,332,594
Other Liabilities	4,131,747

Total Liabilities	$148,210,465
Equity
Minority Interest in Subsidiaries	$989,046
Common and Preferred Stock	18,200
Surplus	11,310,529
Undivided Profits	6,889,621

Total Equity Capital	$19,207,396
Total Liabilities and Equity Capital	$167,417,861

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ RICHARD H. PROKOSCH Vice President
Date:	October 17, 2002

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FORM T-1
  Item 1.
  Item 2.
  Items 3–15.
  Item 16.
NOTE
SIGNATURE
CONSENT
U.S. Bank National Association Statement of Financial Condition As of 6/30/2002 ($000's)